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                                                             Exhibit 12.1

                            AES Eastern Energy, L.P.
             Statement Regarding Ratio of Earnings to Fixed Charges
                      (In Thousands, Except Ratio Amounts)

                                                      Period From May 14,
                                                      1999 (Inception) to
                                                        June 30, 1999
                                                      --------------------

     Income from Continuing Operations                             $578

     Add: Fixed Charges                                           7,957
     Add: Amortization of Capitalized Interest
     Less: Interest Capitalized                                  (5,187)
                                                      --------------------

     Earnings                                                     3,348
                                                      --------------------
     Fixed Charges:
         Interest expense and capitalized amounts
            (including construction related fixed
            charges)                                              7,957
         Net amortization of issuance costs
            (including capitalized amounts)           --------------------

     Total Fixed Charges                                         $7,957
                                                      ====================

     Ratio of Earnings to Fixed Charges                             0.42
                                                      ====================
     Coverage Deficiency                                         ($4,609)
                                                      ====================

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